UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2008

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223 (Commission File Number)	95-4398884 (IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

At a status conference attended by Univision Communications Inc. (the “Company”) and Grupo Televisa S.A. (“Televisa”) on September 17, 2008, the U.S. District Court in Los Angeles—Central District of California continued the trial date between such parties from October 14, 2008 to January 6, 2009. The trial involves the program license agreement between the Company and Televisa, under which Televisa provides the Company’s television networks with a majority of prime time programming and a substantial portion of their overall programming.

Details of the litigation between the Company and Televisa are described further in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”), under “Part I. Item 3—Legal Proceedings” and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 (the “June Form 10-Q”), under “Part II. Item 1—Legal Proceedings.” The risks to the Company arising from such litigation are described further in the Form 10-K under “Part I. Item 1A. Risk Factors—We receive from Televisa a significant amount of our network programming and we are engaged in litigation with Televisa” and in the June Form 10-Q under “Part II. Item 1A. Risk Factors—We receive from Televisa a significant amount of our network programming and we are engaged in litigation with Televisa.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
(Registrant)

	By:	/S/ PETER H. LORI

Date: September 23, 2008		Peter H. Lori
Senior Vice President and Chief Accounting Officer